UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2024

ATAI LIFE SCIENCES N.V.
(Exact name of registrant as specified in its charter)

The Netherlands	001-40493	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wallstraße 16
10179 Berlin, Germany
(Address of principal executive offices) (Zip Code)

+49 89 2153 9035
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, €0.10 par value per share	ATAI	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On May 15, 2024, ATAI Life Sciences N.V. (the “Company”) issued a press release announcing its financial results for the quarter ended March 31, 2024 and provided a corporate and clinical update. A copy of the press release is being furnished to the Securities and Exchange Commission as Exhibit 99.1 to this Current Report on Form 8-K (“Form 8-K”).

The information in this Item 2.02 of this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          On May 14, 2024, the Company entered into a Separation Agreement (the “Separation Agreement”) with Florian Brand, the Company’s Chief Executive Officer, pursuant to which Mr. Brand will serve as Co-Chief Executive Officer of the Company from June 1, 2024 through December 31, 2024 (the “Separation Date” and such term, the “Transition Term”), at which time he will be stepping down from his position as the Company’s Chief Executive Officer and a member of the management board.  Mr. Brand will support in the transition of his duties during the Transition Term.

Effective June 1, 2024, Dr. Srinivas Rao was appointed the Company’s Co-Chief Executive Officer and designated as co-principal executive officer. Srinivas Rao, M.D., Ph.D., 55, is the Company’s co-founder and has served as the Company’s Chief Scientific Officer since April 2019. Prior to joining us, Dr. Rao was the Chief Medical Officer at Axial Biotherapeutics, Inc. from August 2017 to March 2019 and the Chief Medical Officer at Depomed, Inc. from July 2014 to July 2017. Prior to that, he served as Executive Vice President and Head of Neuroscience at Retrophin from December 2013 to March 2014 and Chief Executive Officer at Kyalin Biosciences Inc. from October 2011 to December 2013. He has held leadership positions at a number of biotechnology companies, including Kalyra Pharmaceuticals, Avelas Biosciences, Sova Pharmaceuticals, ReVision Therapeutics and Cypress Bioscience, Inc. Dr. Rao received his Ph.D. in Neuropharmacology, his M.D. in Internal Medicine, his M.S. in Electrical Engineering and his Bachelor of Science in Electrical Engineering from Yale University.

No additional arrangements or agreements have been entered into in connection with Dr. Rao’s appointment. There are no arrangements or understandings between Mr. Rao and any other person pursuant to which Dr. Rao was appointed. Dr. Rao has no family relationships subject to disclosure under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Pursuant to the Separation Agreement, during the Transition Term Mr. Brand will continue as a full-time employee of the Company and continue to (i) receive his annual base salary and Company contributions to private health and long-term care insurance, (ii) participate in the employee benefit plans and programs of the Company, subject to the terms and conditions of such plans and programs, and (iii) vest in his outstanding Company equity awards.

Subject to Mr. Brand remaining continuously employed through the Separation Date, executing a mutual release of claims, and completing his services during the Transition Term to the reasonable satisfaction of the Company, Mr. Brand will be eligible to receive the following payments and benefits in connection with his termination of employment upon expiration of the Transition Term: (i) continued payment of his base salary over the five month period following the Separation Date; (ii) an annual bonus for calendar year 2024 in an amount determined by the board of directors of the Company based on actual performance for the year; (iii) immediate vesting of any outstanding unvested Company equity awards that would have vested based solely on Mr. Brand’s continued service through March 15, 2025, plus fifty-percent of his unvested March 2023 option grant (the “March 2023 Option”), (iv) the time period that Mr. Brand may have to exercise any stock options shall be extended until the one year anniversary of the Separation Date, or the two year anniversary of the Separation Date with respect to the March 2023 Option, and (v) tax return preparation assistance for 2023, 2024 and 2025. Mr. Brand will be prohibited from selling or otherwise transferring the shares subject to the March 2023 Option until the one year anniversary of the Separation Date. The payments and benefits provided under the Separation Agreement are being provided in lieu of, and not in addition to, any severance payments or benefits under Mr. Brand’s service agreement with the Company.

Mr. Brand participates in a Hurdle Share Option Program (the “HSOP” and such shares, the “HSOP Shares”), which represents the right to indirectly participate in the appreciation in value of the Company through ATAI Life Sciences HSOP GbR, a partnership vehicle established for this purpose (the “Partnership”). Mr. Brand’s termination of employment on the Separation Date will constitute a “good leaver event” for purposes of the HSOP, resulting in him keeping his vested HSOP Shares.

The Company will pay Mr. Brand’s legal fees incurred in connection with the negotiation of the Separation Agreement, up to a maximum of $7,500.

The foregoing description is qualified in its entirety by the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1#	Separation Agreement, by and between the Company and Florian Brand, dated May 14, 2024.
99.1*	Press Release of ATAI Life Sciences N.V., dated May 15, 2024.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

#	Management contract or compensatory plan, contract or arrangement.
*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATAI LIFE SCIENCES N.V.

Date: May 15, 2024	By:	/s/ Florian Brand
	Name:	Florian Brand
	Title:	Chief Executive Officer